                                  EXHIBIT 10.9

                             HEALTHCARE REALTY TRUST
                                  INCORPORATED

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 1, 1996 ("Effective Date") by and between HEALTHCARE REALTY TRUST INCORPORATED, A Maryland corporation ("Corporation"), and Timothy G. Wallace ("Officer").

                                     RECITAL

     Corporation desires to employ Officer as its Executive Vice President - Chief Financial Officer and Officer is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.
                                    AGREEMENT

     THE PARTIES AGREE AS FOLLOWS:

     1. Duties. During the term of this Agreement, Officer agrees to be employed by and to serve Corporation as its Executive Vice President - Chief Financial Officer, and Corporation agrees to employ and retain Officer in such capacities. Officer shall devote such of his business time, energy, and skill to the affairs of Corporation as shall be necessary to perform the duties of such positions. Officer shall report only to Corporation's Board of Directors and/or President and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as Executive Vice President - Chief Financial Officer. Officer's principal place of business with respect to his services to Corporation shall be within 20 miles of Nashville, Tennessee.

     2. Term of Employment.

     2.1 Definitions. For purposes of this Agreement the following terms shall have the following meanings:

     (a) "Termination For Cause" shall mean termination by Corporation of Officer's employment by Corporation by reason of Officer's material, substantial and willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, Corporation or by reason of Officer's material, substantial and willful breach of this Agreement which has resulted in material injury to Corporation. For purposes of this Agreement, a termination of Officer's employment with the Corporation shall be deemed a Termination Other Than For Cause rather than a Termination For Cause unless and until established by Corporation to the contrary by a final, nonappealable decision by a court of competent jurisdiction. The Corporation shall have the burden of establishing that any termination of Officer's employment by Corporation is a Termination For Cause.

     (b) "Termination Other Than For Cause" shall mean any termination by Corporation of Officer's employment by Corporation (other than in a Termination for Cause) and shall include Constructive Termination of Officer's employment, effective upon notice from Officer to Corporation of such Constructive Termination. A failure or refusal of Corporation to extend the term of employment of Officer in accordance with Section 2.2 hereof, other than as a result of circumstances which would warrant a Termination of Cause hereunder, shall be deemed a Termination Other Than For Cause.

                                      (1)

     (c) "Voluntary Termination" shall mean termination by Officer of Officer's employment by Corporation other than (i) Constructive Termination as described in subsection 2.1(g), (ii) "Termination Upon a Change in Control," (iii) termination by reason of Officer's death or disability as described in Sections 2.5 and 2.6 and (iv) termination by reason of retirement by Officer upon attainment of eligibility to retire in accordance with the Executive Retirement Plan as in effect upon the date of this Agreement.

     (d) "Termination Upon a Change in Control" shall mean a termination by Officer of Officer's employment with Corporation within twenty-four (24) months following a Change in Control.

     (e) Change in Control shall mean (i) the time that Corporation first determines that any person and all other persons who constitute a group (within the meaning of Section 13 (d) (3) of the Securities Exchange Act of
     1934  (Exchange  Act)  have  acquired  direct  or  indirect   beneficial
     ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of Corporation's outstanding securities, unless a majority of the "Continuing Directors" approves the acquisition not later than ten (10) business days after Corporation makes that determination, or (ii) the first day on which a majority of the members of Corporation's Board of Directors are not Continuing Directors.

     (f) "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of Corporation who (i) was a member of that Board of Directors on January 1, 1993, (ii) has been a member of that Board of Directors for the two years immediately preceding such date of determination, or (iii) was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (x) a majority of Continuing Directors who were members of the Board at the time of such nomination or election or (y) at least four Continuing Directors.

     (g) Constructive Termination shall mean any material breach of this Agreement by Corporation; any actual or implied threat of discharge of Officer by Corporation under circumstances which would not constitute a Termination for Cause and which results in an involuntary resignation of employment by Officer; any substantial reduction in the authority or responsibility of Officer or other substantial reduction in the terms and conditions of Officers employment under circumstances which would not justify a Termination for Cause and which are not the result of a material breach by Officer of this Agreement; or any act(s) by Corporation which are designed or have the effect of rendering Officer's working conditions so intolerable or demeaning on a recurring basis that a reasonable person would resign such employment.

     (h) Deferred Compensation or deferred compensation shall mean any individual or group plan, program, agreement or other arrangement, whether or not a plan for purposes of the Employee Retirement Income Security Act of 1974 (ERISA) and whether or not a retirement plan or supplemental executive retirement plan or additional retirement plan as contemplated by
     Section 3.11 of the Agreement, but which in any event involves an agreement by the Corporation to make payment(s) to Officer at a future date as compensation for current services to the Corporation. The term Deferred Compensation or deferred compensation shall include, but not be limited to, benefits described in the Healthcare Realty Trust Incorporated Executive Retirement Plan, the 1993 Employees Stock Incentive Plan and the First Performance Based Restricted Stock Implementation under the 1993 Employees Stock Incentive Plan, or any additional implementation thereof, each as it now exists or may hereafter be amended.

     2.2 Basic Term. The term of employment of Officer by Corporation shall be from January 1, 1996 through December 31, 2000, unless terminated earlier pursuant to this Section 2. Commencing in 1996, on the first day of January of each year, the first and third sentences of this Section 2.2 shall be amended by deleting the year then appearing therein and inserting in its place the next subsequent year.

                                      (2)

     2.3 Termination For Cause. Termination For Cause may be effected by Corporation at any time during the term of this Agreement and shall be effected by written notification to Officer. Upon Termination For Cause, Officer immediately shall be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, but Officer shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

     2.4 Termination Other Than For Cause. Notwithstanding anything else in this Agreement, Corporation may effect a Termination Other Than For Cause at any time upon giving written notice to Officer of such termination. Upon any Termination Other Than For Cause, Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned, whether or not vested without regard to such Termination (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Officer is a participant to the full extent of Officer's rights under such plans (including accelerated vesting of any awards granted to Officer under Corporation's 1993 Employees Stock Incentive Plan, and any implementation thereof), accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.2, but no other compensation or reimbursement of any kind.

     2.5 Termination by Reason of Disability. If, during the term of this Agreement, Officer, in the reasonable judgment of the Board of Directors of Corporation, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than twelve (12) consecutive months, Corporation shall have the right to terminate Officer's employment hereunder by written notification to Officer and payment to Officer of all accrued salary, bonus compensation to the extent earned, deferred compensation, whether or not vested without regard to such illness or incapacity (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Officer is a participant to the full extent of Officer's rights under such plans (including accelerated vesting of any awards granted to Officer under Corporation's 1993 Employees Stock Incentive Plan, and any implementation thereof), accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of this Agreement, but Officer shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation. Notwithstanding the foregoing, any Officer who incurs a Disability within the contemplation of the Executive Retirement Plan shall accrue such additional post-disability, post-termination benefits as may be determined in accordance with such Plan.

     2.6 Death. In the event of Officer's death during the term of this Agreement, Officer's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and Corporation shall pay to his estate or such beneficiaries as Officer may from time to time designate all accrued salary, bonus compensation to the extent earned, whether or not vested without regard to such Termination (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Officer is a participant to the full extent of Officer's rights under such plans (including accelerated vesting of any awards granted to Officer under the Corporation's 1993 Employees Stock Incentive Plan, and any implementation thereof), accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, but Officer's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

                                      (4)

     2.7 Voluntary Termination. In the event of a Voluntary Termination, Corporation shall immediately pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

     2.8 Termination Upon a Change in Control or Retirement. In the event of (i) a Termination Upon a Change in Control or (ii) retirement by Officer upon attainment of eligibility to retire in accordance with the Executive Retirement Plan as in effect upon the date of this Agreement, Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned, whether or not vested without regard to the Change in Control (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Officer is a participant to the full extent of Officer's rights under such plans (including accelerated vesting of any awards granted to Officer under Corporation's 1993 Employees Stock Incentive Plan, and any implementation thereof), accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.1, but no other compensation or reimbursement of any kind.

     2.9 Notice of Termination. Corporation may effect a termination of this Agreement pursuant to the provisions of this Section 2 upon giving thirty (30) days' written notice to Officer of such termination. Officer may effect a termination of this Agreement pursuant to the provisions of this Section 2 upon giving sixty (60) days' written notice to Corporation of such termination.

     2.10  Determination  of  Benefit  Upon  Early  Payment.   In  the  event  a
Participant's deferred compensation benefit becomes vested in accordance with Sections 2.4, 2.5, 2.6 or 2.8:

     (a) any deferred compensation payable under the Corporation's 1993 Employees Stock Incentive Plan, and any implementation thereof, shall be effected by an immediate vesting and release of the shares of stock at issue, at the specified exercise price, if any, such release to be made within a reasonable time after the later of the relevant event or payment of the exercise price, if any;

     (b) any deferred compensation payable under a nonqualified defined contribution plan shall be made available for payment within an administratively practicable time after the relevant event, in an amount equal to the then-current book account balance; and

     (c) any deferred compensation payable under a nonqualified defined benefit plan shall be made available for payment within an administratively practicable time after the relevant event in an amount equal to the greater of (1) the benefit, if any, otherwise determined in accordance with the relevant plan, or (2) the present value of the then-accrued benefit, determined by reducing the accrued benefit from age sixty-five (65) to the date as of which payment is made, using the actuarial assumptions which have been used for financial accounting purposes under generally accepted accounting principles.



     3. Salary, Benefits and Bonus Compensation.

     3.1 Base Salary. As payment for the services to be rendered by Officer as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Officer a "Base Salary" for the twelve (12) calendar months beginning January 1, 1996 at the rate of $200,500 per annum payable in 24 equal semi-monthly installments. The Base Salary for each year (or portion thereof) beginning January 1, 1994 shall be determined by the Board of Directors which shall authorize an increase in Officer's Base Salary in an amount which, at a minimum, shall be equal to the cumulative cost-of-living increment on the Base Salary as reported in the "Consumer Price Index, Nashville, Tennessee, All Items," published by the U.S. Department of Labor. Officer's Base Salary shall be reviewed annually by the Compensation Committee of the Board of Directors (the "Compensation Committee").

                                      (5)

     3.2 Bonuses. Officer shall be eligible to receive a bonus for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined by the Compensation Committee in accordance with the Corporation's Executive Variable Incentive Plan. All such bonuses shall be payable within forty-five (45) days after the end of the year to which such bonus relates. All such bonuses shall be reviewed annually by the Compensation Committee.

     3.3 Additional Benefits. During the term of this Agreement, Officer shall be entitled to the following fringe benefits:

     3.3.1 Officer Benefits. Officer shall be eligible to participate in such of Corporation's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Corporation, including, without limitation, Corporation's 1993 Employees Stock Incentive Plan, and any implementation thereof,, profit sharing plans, annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, financial planning, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of Corporation, Officer's employment with the Corporation will be deemed to have commenced on January 1, 1993.

     3.3.2 Vacation. Officer shall be entitled to six (6) weeks of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years.

     3.3.3 Life Insurance. For the term of this Agreement and any extensions thereof, Corporation shall at its expense procure and keep in effect term life insurance on the life of Officer, payable to such beneficiaries as Officer may from time to time designate, in the aggregate amount of $1,500,000.00. Such policy shall be owned by Officer or by a member of his immediate family.

     3.3.4 Reimbursement for Expenses. During the term of this Agreement, Corporation shall reimburse Officer for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by Officer in connection with his duties under this Agreement.

     4. Severance Compensation.

     4.1 Severance Compensation in the Event of a Termination Upon a Change in Control. In the event Officer's employment is terminated in a Termination Upon a Change in Control, Officer shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination), through the remaining term of this Agreement and any extensions thereof, on the dates specified in Section 3.1; provided, however, that if Officer is employed by a new employer during such period, the severance compensation payable to Officer during such period will be reduced by the amount of compensation that Officer is receiving from the new employer. However, Officer is under no obligation to mitigate the amount owed Officer pursuant to this Section 4.1 by seeking other employment or otherwise. Notwithstanding anything in this Section 4.1 to the contrary, Officer may in Officer's sole discretion, by delivery of a notice to Corporation within thirty (30) days following a Termination Upon a Change in Control, elect to receive from Corporation a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to Officer pursuant to this Section 4.1. However, in no event shall payment pursuant to this Section 4.1 be less than three (3) times Base Salary as defined herein for the applicable period. Such present value shall be determined as of the date of delivery of the notice of election by Officer and shall be based on a discount rate equal to the interest rate on 90-day U.S. Treasury bills, as reported in the Wall Street Journal (or similar publication), on the date of delivery of the election notice. If Officer elects to receive a lump sum severance payment, Corporation shall make such payment to Officer within ten (10) days following the date on which Officer notifies Corporation of Officer's election. In addition to the severance payment payable under this Section 4.1, Officer shall be paid an amount equal to two (2) times the average annual bonus earned by Officer in the two (2) years immediately preceding the date of termination. Officer shall also be entitled to an accelerated vesting of any awards granted to Officer under the Corporation's 1993 Employees Stock Incentive Plan, and any implementation thereof. Officer shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of the Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, including any perquisites provided under this Agreement, through the remaining term of this Agreement; provided, however, that the benefits under any such plans of the Corporation in which Officer is a participant, including any such perquisites, shall cease upon re-employment by a new employer.

                                      (6)

     4.2 Severance Compensation in the Event of a Termination Other Than for Cause. In the event Officer's employment is terminated in a Termination Other Than for Cause, Officer shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination), for a period of three (3) years from the date of such termination, on the dates specified in Section 3.1; provided, however, that if Officer is employed by a new employer during such period, the severance compensation payable to Officer during such period will be reduced by the amount of compensation that Officer is receiving from the new employer. Notwithstanding anything in this Section 4.2 to the contrary, Officer may in Officer's sole discretion, by delivery of a notice to Corporation within thirty (30) days following a Termination Other Than for Cause, elect to receive from Corporation a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to Officer pursuant to this Section 4.2. However, in no event shall payment pursuant to this Section 4.2 be less than two (2) times Base Salary as defined herein for the applicable period. Such present value shall be determined as of the date of delivery of the notice of election by Officer and shall be based on a discount rate equal to the interest rate on 90-day U.S. Treasury bills, as reported in the Wall Street Journal (or similar publication), on the date of delivery of the election notice. If Officer elects to receive a lump sum severance payment, Corporation shall make such payment to Officer within ten
(10) days following the date on which Officer notifies Corporation of Officer's election. In addition to the severance payment payable under this Section 4.2, Officer shall be paid an amount equal to two (2) times the average annual bonus earned by Officer in the two (2) years immediately preceding the date of termination and Officer shall be entitled to an accelerated vesting of any awards granted to Officer under Corporation's 1993 Employees Stock Incentive Plan, and any implementation thereof. Officer shall be entitled to accelerated vesting of any Accrued Benefit under each Deferred Compensation plan. Notwithstanding the second prior sentence, continued benefit accrual shall not apply in the case of any tax-qualified retirement plan if such accrual would adversely affect the tax-qualified status of such plan; provided, however, that the benefit which would otherwise have been contributed by the Corporation to the account of the Officer in any tax-qualified defined contribution and the single sum value of the benefit plan shall be paid by the Corporation to the Officer as each such contribution or benefit would have been made or accrued, as applicable, assuming that the Officer had remained employed on a full-time basis with a rate of pay equal to his Base Salary. In the case of a Termination Other Than for Cause by reason of the disability of the Participant, and if the Participant is retired for Disability under the Executive Retirement Plan, then the Officer will continue to accrue benefits as provided in the Executive Retirement Plan at the time he incurs his Disability, notwithstanding any subsequent nonsubstantial employment.


     4.3 No Severance Compensation Upon Other Termination. In the event of a Voluntary Termination, Termination For Cause, termination by reason of Officer's disability pursuant to Section 2.5, or termination by reason of Officer's death pursuant to Section 2.6, Officer or his estate shall not be paid any severance compensation.

     4.4 Limit on Aggregate Compensation Upon a Change in Control. Notwithstanding anything else in this Agreement, solely in the event of a Termination Upon a Change in Control pursuant to Section 2.8, the amount of severance compensation paid to Officer under Sections 2 and 4 or otherwise, but exclusive of any payments to Officer in respect of any stock options or restricted stock then held by Officer (or any compensation deemed to be received by Officer in connection with the exercise of any stock options at any time) or by virtue of Officer's exercise of a Limited Right under the Option Plan upon a Change in Control, shall not include any amount that Corporation is prohibited from deducting for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code or any successor provision.

                                      (7)

     5. Non-Competition; Disclosure of Investments. During the term of this Agreement, including the period, if any, during which Officer shall be entitled to severance compensation pursuant to Section 4.1 or 4.2, Officer shall not engage in any activity competitive with the Corporation. Simultaneously with Officer's execution of this Agreement and upon each anniversary of the Effective Date, Officer shall notify the Chairman of the Compensation Committee of the nature and extent of Officer's investments, stock holdings, employment as an employee, director, or any similar interest in any business or enterprise other than Corporation; provided, however, that Officer shall have no obligation to disclose any investment under $100,000 in value or any holdings of publicly traded securities which are not in excess of one percent (1%) of the outstanding class of such securities.



     6. Miscellaneous.

     6.1 Payment Obligations. Corporation's obligation to pay Officer the compensation and to make the arrangements provided herein shall be unconditional, and Officer shall have no obligation whatsoever to mitigate damages hereunder. If litigation after a Change in Control shall be brought to enforce or interpret any provision contained herein, Corporation, to the extent permitted by applicable law and the Corporation's Articles of Incorporation and Bylaws, hereby indemnifies Officer for Officer's reasonable attorneys' fees and disbursements incurred in such litigation.

     6.2 Confidentiality. Officer agrees that all confidential and proprietary information relating to the business of Corporation shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Corporation's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

     6.3 Waiver. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

     6.4 Entire Agreement; Modifications. Except as otherwise provided herein, this Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Officer from Corporation. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

     6.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by telegraph or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twelve (12) hours after transmission of a telegram to the respective persons named below:

         If to Corporation:               Healthcare Realty Trust Incorporated
                                                          3310 West End Avenue
                                                   Nashville, Tennessee  37203
                                                         Phone: (615) 269-8175
                                                           Fax: (615) 269-8122

         If to Officer:                                 Mr. Timothy G. Wallace
                                                           424 Maplewood Drive
                                                    Franklin, Tennessee  37064

                                      (8)

     Any party may change such party's address for notices by notice duly give pursuant to this Section 6.5.

     6.6 Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

     6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

     6.8 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in Nashville, Tennessee in accordance with the Rules of the American Arbitration Association, and judgment upon any proper award rendered by the Arbitrators may be entered in any court having jurisdiction thereof. There shall be three (3) arbitrators, one
(1) to be chosen directly by each party at will, and the third arbitrator to be selected by the two (2) arbitrators so chosen. To the extent permitted by the Rules of the American Arbitration Association, the selected arbitrators may grant equitable relief. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys, and the expenses of his witnesses and all other expenses connected with the presentation of his case. The cost of the arbitration including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties. To the extent that Officer prevails with respect to any portion of an arbitration award, Officer shall be reimbursed by the Corporation for the costs and expenses incurred by Officer in connection with the arbitration in an amount proportionate to the award to Officer as compared to the amount in dispute.

     6.9 Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

     6.10 Survival of Corporation's Obligations. Corporation's obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to the Corporation. This Agreement shall not be terminated by any merger or consolidation or other reorganization of the Corporation. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Corporation (except to an affiliate of the Corporation in which event Corporation shall remain liable if the affiliate fails to meet any obligations to make payments or provide benefits or otherwise) or by Officer.

     6.11  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which taken together shall constitute one and the same Agreement.

     6.12 Withholdings. All compensation and benefits to Officer hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

     6.13 Indemnification. In addition to any rights to indemnification to which Officer is entitled to under the Corporation's Articles of Incorporation and Bylaws, Corporation shall indemnify Officer at all times during and after the term of this Agreement to the maximum extent permitted under Section 2-418 of the General Corporation Law of the State of Maryland or any successor provision thereof and any other applicable state law, and shall pay Officer's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding, to the maximum extent permitted under such applicable state laws.

                                      (9)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                          CORPORATION:

                                          HEALTHCARE REALTY TRUST INCORPORATED,
                                          a Maryland corporation

By:
______________________________________________
Roger O. West, Executive Vice President

Date:
______________________________________________

OFFICER:


_______________________________________________
Timothy G. Wallace

Date:
______________________________________________

                                      (10)